                                                                               .
                                                                               .
                                                                               .

                                  EXHIBIT 99.1

AT THE COMPANY:                                        AT FINANCIAL RELATIONS BOARD:
Bruce C. Karsk                  David Downing          Marilyn Windsor       Diane Hettwer        Tim Grace
EVP, Treasurer and Secretary    VP and CFO             General Inquiries     Analyst Inquiries    Media Inquiries
402-829-6803                    402-827-6235           702-515-1260          312-640-6760         312-640-6667

DRAFT
WEDNESDAY, JUNE 22, 2005

 LINDSAY MANUFACTURING CO. REPORTS FISCAL 2005 THIRD-QUARTER, NINE-MONTH RESULTS

OMAHA, NEB., JUNE 22, 2005--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal third quarter and nine months ended May 31, 2005.

THIRD-QUARTER RESULTS
Third-quarter fiscal 2005 total revenues were $56.0 million, a 10 percent decline from $62.3 million for the year-ago period. Net earnings were $4.0 million, or $0.34 per diluted share, versus $4.3 million, or $0.36 per diluted share, in the prior year's third quarter.

Total irrigation equipment revenues declined 15 percent to $50.0 million from $58.7 million in the prior fiscal year's third quarter, as lower worldwide agricultural commodity prices reduced demand for irrigation equipment globally. Domestic irrigation revenues declined 22 percent, while international irrigation revenues increased 4 percent from the prior-year's quarter due to revenues from Stettyn, Lindsay's South African subsidiary that was acquired in the last quarter of fiscal 2004, and growth in export sales. Diversified products delivered a very strong performance with revenues of $6.0 million compared with $3.5 million in the year-ago period, an increase of 70 percent.

Rick Parod, president and chief executive officer, commented, "Demand for irrigation equipment worldwide continues to reflect the combination of higher costs for energy, fertilizer, and other agricultural inputs, as well as lower crop prices, which have caused farmers to continue to defer their irrigation equipment purchases. On the other hand, our diversified products business again delivered strong revenue gains, reflecting our strategic decision to invest additional resources into this business."

Gross margin improved to 22.4 percent from 20.9 percent a year ago, primarily on pricing that fully reflected the steel cost increases of fiscal 2004. Operating income was $5.7 million versus $6.1 million in the comparable fiscal 2004 quarter, and operating expenses were flat at $6.8 million, as savings due to cost-reduction actions and lower insurance costs were offset by higher Sarbanes-Oxley compliance expenses. Net earnings were $4.0 million, or $0.34 per diluted share, compared with $4.3 million, or $0.36 per diluted share, in the third quarter of fiscal 2004.

Lindsay's order backlog at May 31, 2005, was $11.1 million compared with $15.3 million at February 28, 2005, and $20.2 million at May 31, 2004.

NINE-MONTH RESULTS
Total revenues for the nine months were $137.2 million, a 9 percent decrease from $150.3 million for the prior year's nine-month period. Total irrigation equipment revenues of $121.5 million declined 14 percent from a year ago, while diversified products revenues grew 78 percent, rising to $15.7 million. Net earnings were $4.8 million, or $0.40 per diluted share, compared with $8.9 million, or $0.75 per diluted share, for the first nine months of fiscal 2004.

Cash from operations for the nine months was $8.8 million, an increase of $9.5 million from the year-ago period. In the third quarter, Lindsay repurchased approximately 186,000 shares of common stock at an average price of $18.69 per share, for an aggregate cost of approximately $3.5 million. During fiscal 2005, the company has used $6.6 million of internally generated cash to repurchase approximately 324,000 shares. At May 31, 2005, the remaining amount authorized under the company's current share repurchase program was approximately 881,000 shares.

Cash and marketable securities at May 31, 2005 were $53.7 million compared with $57.2 million at May 31, 2004. Shareholders' equity at May 31, 2005, was $110.0 million, or $9.55 per outstanding common share, compared with $111.8 million, or $9.50 per outstanding common share, at May 31, 2004.

OUTLOOK
Parod stated, "The softness in demand in the worldwide agricultural irrigation market continues to adversely affect short-term demand and will impact our performance in the fourth fiscal quarter. However, we have taken action to prudently reduce costs and improve capacity utilization while maintaining our strong competitive position. The long-term drivers of our business remain robust. Water continues to become more valuable and farmers are seeking ways to reduce costs and increase productivity."

He added, "We will continue to leverage our strong cash flow and financial flexibility to create shareholder value by seeking a balance of organic growth opportunities, accretive acquisitions, share repurchases, and dividend payments. Through these initiatives, we will continue to pursue our previously stated long-term goals of sustainable growth in revenues, gross margins, operating margins, and return on beginning equity."

THIRD-QUARTER CONFERENCE CALL
Lindsay's third-quarter fiscal 2005 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At May 31, 2005, Lindsay had approximately 11.5 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com

                           - FINANCIAL TABLES FOLLOW -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE MONTHS AND NINE MONTHS ENDED MAY 31, 2005 AND 2004
                                   (UNAUDITED)


                                                         THREE MONTHS ENDED          NINE MONTHS ENDED
                                                       ----------------------      ---------------------

                                                         MAY           MAY           MAY          MAY
                                                         2005          2004          2005         2004
                                                         ----          ----          ----         ----
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
----------------------------------------
Operating revenues ...............................     $ 55,985      $ 62,286      $137,239     $150,274
Cost of operating revenues .......................       43,433        49,299       110,348      118,323
                                                       --------      --------      --------     --------
Gross profit .....................................       12,552        12,987        26,891       31,951
                                                       --------      --------      --------     --------

Operating expenses:
  Selling expense ................................        2,692         2,830         8,438        8,588
  General and administrative expense .............        3,421         3,255        10,415        9,527
  Engineering and research expense ...............          714           762         2,070        2,198
                                                       --------      --------      --------     --------
Total operating expenses .........................        6,827         6,847        20,923       20,313
                                                       --------      --------      --------     --------

Operating income .................................        5,725         6,140         5,968       11,638

Interest income, net .............................          264           341           820        1,126
Other income, net ................................         (162)          (53)          290          437
                                                       --------      --------      --------     --------

Earnings before income taxes .....................        5,827         6,428         7,078       13,201

Income tax provision .............................        1,828         2,083         2,304        4,260
                                                       --------      --------      --------     --------

Net earnings .....................................     $  3,999      $  4,345      $  4,774     $  8,941
                                                       ========      ========      ========     ========


Basic net earnings per share .....................     $   0.34      $   0.37      $   0.41     $   0.76
                                                       ========      ========      ========     ========

Diluted net earnings per share ...................     $   0.34      $   0.36      $   0.40     $   0.75
                                                       ========      ========      ========     ========


Average shares outstanding .......................       11,596        11,760        11,693       11,752
Diluted effect of stock options ..................           83           187           155          207
                                                       --------      --------      --------     --------
Average shares outstanding assuming dilution .....       11,679        11,947        11,848       11,959
                                                       ========      ========      ========     ========

Cash dividends per share .........................     $  0.055      $  0.050      $  0.165     $  0.150
                                                       ========      ========      ========     ========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    MAY 31, 2005 AND 2004 AND AUGUST 31, 2004

                                                                   (UNAUDITED)    (UNAUDITED)
                                                                       MAY            MAY           AUGUST
                                                                       2005           2004           2004
                                                                       ----           ----           ----

($ IN THOUSANDS, EXCEPT PAR VALUES)
ASSETS
Current Assets:
  Cash and cash equivalents ...................................     $  19,755      $  12,055      $   8,973
  Marketable securities .......................................        11,759         12,692         14,802
  Receivables .................................................        32,392         36,427         34,369
  Inventories .................................................        22,684         22,700         19,780
  Deferred income taxes .......................................         1,579          2,539          1,026
  Other current assets ........................................         3,426          2,142          2,422
                                                                    ---------      ---------      ---------
  Total current assets ........................................        91,595         88,555         81,372

Long-term marketable securities ...............................        22,154         32,462         32,527
Property, plant and equipment, net ............................        16,732         14,992         16,355
Other noncurrent assets .......................................         8,654          8,394          8,747
                                                                    ---------      ---------      ---------
Total assets ..................................................     $ 139,135      $ 144,403      $ 139,001
                                                                    =========      =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable ............................................     $  10,398      $   9,879      $   9,117
  Other current liabilities ...................................        13,899         20,261         15,359
                                                                    ---------      ---------      ---------
  Total current liabilities ...................................        24,297         30,140         24,476

Pension benefits liabilities ..................................         4,733          2,315          2,169
Noncurrent liabilities ........................................           155            179            172
                                                                    ---------      ---------      ---------
Total liabilities .............................................        29,185         32,634         26,817
                                                                    ---------      ---------      ---------

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and outstanding) ...........             -              -              -
    Common stock, ($1 par value, 25,000,000 shares
     authorized, 17,565,184, 17,485,679 and 17,493,841
     shares issued in May 2005 and 2004
     and August 2004, respectively) ...........................        17,565         17,486         17,494
    Capital in excess of stated value .........................         3,500          2,677          2,966
    Retained earnings .........................................       184,064        181,511        181,209
    Less treasury stock, (at cost, 6,048,448, 5,724,069 and
      5,724,069 shares, respectively) .........................       (96,547)       (89,898)       (89,898)
    Accumulated other comprehensive income (loss), net ........         1,368             (7)           413
                                                                    ---------      ---------      ---------
Total shareholders' equity ....................................       109,950        111,769        112,184
                                                                    ---------      ---------      ---------
Total liabilities and shareholders' equity ....................     $ 139,135      $ 144,403      $ 139,001
                                                                    =========      =========      =========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED MAY 31, 2005 AND 2004
                                   (UNAUDITED)

                                                                             MAY           MAY
($ IN THOUSANDS)                                                             2005          2004
----------------                                                             ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings ......................................................     $  4,774      $  8,941
   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation and amortization ..................................        2,639         2,242
      Amortization of marketable securities premiums, net ............          176           109
      Loss (gain) on sale of property, plant and equipment ...........           21           (30)
      Provision for uncollectible accounts receivable ................           72           178
      Equity in net (earnings) loss of equity method investments .....         (201)          235
      Deferred income taxes ..........................................          (53)         (134)
      Other, net .....................................................           28           (56)
   Changes in assets and liabilities:
      Receivables ....................................................        2,664       (13,432)
      Inventories ....................................................       (2,454)       (2,522)
      Other current assets ...........................................         (438)       (1,335)
      Accounts payable ...............................................          803         1,694
      Other current liabilities ......................................       (3,266)        3,379
      Current taxes payable ..........................................        1,370           661
      Other noncurrent assets and liabilities ........................        2,640          (630)
                                                                           --------      --------
   Net cash provided by (used in) operating activities ...............        8,775          (700)
                                                                           --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment ........................       (2,903)       (3,308)
   Proceeds from sale of property, plant and equipment ...............           24            90
   Purchases of marketable securities held-to-maturity ...............            -        (2,982)
   Proceeds from maturities or sales of marketable securities
      held-to-maturity ...............................................            -         6,676
   Purchases of marketable securities available-for-sale .............       (1,841)       (7,371)
   Proceeds from maturities or sales of marketable securities
     available-for-sale ..............................................       14,500         5,861
                                                                           --------      --------
   Net cash provided by (used in) investing activities ...............        9,780        (1,034)
                                                                           --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock option plan ................          561           225
   Repurchases of common shares ......................................       (6,649)            -
   Dividends paid ....................................................       (1,919)       (1,763)
                                                                           --------      --------
   Net cash used in financing activities .............................       (8,007)       (1,538)
                                                                           --------      --------

                                                                           --------      --------
   Effect of exchange rate changes on cash ...........................          234           (41)
                                                                           --------      --------
   Net increase (decrease) in cash and cash equivalents ..............       10,782        (3,313)
   Cash and cash equivalents, beginning of period ....................        8,973        15,368
                                                                           --------      --------
   Cash and cash equivalents, end of period ..........................     $ 19,755      $ 12,055
                                                                           ========      ========